Rand Logistics, Inc.

RAND LOGISTICS REPORTS SECOND QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Operating Income plus Depreciation, Amortization and Loss on Foreign Exchange Increased 11.2% to $17.4 million; up 14.1% on a Constant Currency Basis

New York, NY – November 5, 2014 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year 2015 second quarter ended September 30, 2014.

Quarter Ended September 30, 2014
Versus Quarter Ended September 30, 2013 Financial Results
•
Freight and related revenue (which excludes fuel and other surcharges) increased by 7.3% to $46.1 million from $43.0 million.  This increase was primarily attributable to additional Sailing Days resulting in a modest increase in tonnage carried, price increases, improvements in commodity mix and water levels, and a higher percentage of time in revenue loaded condition, offset by a weaker Canadian dollar.  On a constant currency basis, freight and related revenue increased by 10.1% or $4.3 million.

•
Freight and related revenue per Sailing Day increased by 2.2%, or $722, to $34,124 per Sailing Day from $33,402 per Sailing Day.  On a constant currency basis, freight and other related revenue increased 4.8% or $1,600 per day.

•	Total revenue increased by 7.4% to $54.3 million from $50.5 million.

•
Vessel operating expenses increased by 6.3% to $33.6 million compared to $31.6 million.  This increase was primarily due to a greater number of Sailing Days offset by a weaker Canadian dollar. Vessel operating expenses per Sailing Day increased by 1.2% to $24,879 from $24,579.  On a constant currency basis, vessel operating expenses per day increased 4.0% or $984 per day.

•
Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss on foreign exchange was $17.4 million, up 11.2% from $15.6 million.  On a constant currency basis, this measure increased by 14.1% or $2.2 million.

Six Months Ended September 30, 2014
Versus Six Months Ended September 30, 2013 Financial Results
•
Total Sailing Days in the six month period were 2,489 compared to 2,548 in the prior year and a theoretical maximum of 2,745.  The year over year decline was due to adverse April weather conditions on the Great Lakes delaying the start of the 2014 sailing season.

•	Freight and related revenue (which excludes fuel and other surcharges) increased by 0.2% to $82.7 million. On a constant currency basis, freight and related revenue increased by 3.1% or $2.6 million.

•
Freight and related revenue per Sailing Day increased by 2.6% to $33,232 compared to $32,402 per Sailing Day.  On a constant currency basis, freight and related revenue per day increased 5.6% or $1,804 per day.

•	Total revenue declined by 1.4% to $97.6 million from $98.9 million.

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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•
Vessel operating expenses decreased by 4.1% to $61.6 million from $64.3 million.  This decrease was primarily due to fewer Sailing Days and a weaker Canadian dollar, offset by increased costs due to inefficient operations at the start of the sailing season.  Vessel operating expenses per Sailing Day declined by 1.9%, or $467 per day, to $24,765 from $25,232.  On a constant currency basis, vessel operating expenses per day increased by 1.3% or $328 per day.

•
Operating income plus depreciation, amortization of drydock costs and amortization of intangibles and loss on foreign exchange increased by 3.3% to $28.6 million from $27.6 million.  On a constant currency basis, this measure increased by 6.1% or $1.7 million.

Management Comments
“Broadening strength for the commodities that we carry, an improved commodity mix, a 21 day improvement in Delay Days, more efficient trade patterns and the movement of more cargo per trip due to higher water levels contributed to our operating performance in the second quarter.  We operated our fleet at a 98% utilization rate in the quarter and vessel margin per day excluding the impact of currency change increased by 7.2%.  On that same basis, our year-to-date vessel margin per day is up 8.4%, which compares to our previously provided 5% to 7% guidance for the 2014 sailing season,” commented Ed Levy, President of Rand.

Mr. Levy continued, “Our success in capturing new business for the 2014 sailing season and the improved reliability of our fleet has positively impacted our percentage of time in revenue loaded condition.  However, the benefit on our year-to-date results has been somewhat tempered by the weaker Canadian dollar and adverse weather conditions in April through mid-May of this sailing season.  As previously disclosed, our operating income plus depreciation, amortization of drydock costs and amortization of intangibles and loss on foreign currency was $3.0 million less in April 2014 than in April 2013.  Given current customer demand, we expect to operate a portion of our fleet into January 2015.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. EST on Thursday, November 6, 2014.  Interested parties may participate in the conference call by dialing 888-329-8862 (719-457-2645 for international callers), and using Conference ID# 1605955.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until February 6, 2015 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 1605955.

Non-GAAP Financial Measures/Financial Tables
This press release contains certain non-GAAP financial measures.  Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2014.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc. Laurence S. Levy, Executive Chairman Edward Levy, President (212) 644-3450		Cameron Associates Alison Ziegler (212) 554-5469 alison@cameronassoc.com

--financial tables to follow--

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended	Six months ended	Six months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
REVENUE
Freight and related revenue	$46,102	$42,955	$82,715	$82,560
Fuel and other surcharges	8,168	7,586	14,864	16,382
TOTAL REVENUE	54,270	50,541	97,579	98,942

EXPENSES
Vessel operating expenses	33,612	31,608	61,639	64,291
Repairs and maintenance	(5)	118	1,177	935
General and administrative	3,299	3,195	6,199	6,076
Depreciation	4,693	4,275	9,370	8,580
Amortization of drydock costs	856	829	1,712	1,667
Amortization of intangibles	308	319	616	641
Loss (gain) on foreign exchange	1,261	(3)	463	60
	44,024	40,341	81,176	82,250
OPERATING INCOME	10,246	10,200	16,403	16,692

OTHER (INCOME) AND EXPENSES
Interest expense	3,707	2,345	7,464	4,734
Interest income	(2)	(1)	(4)	(3)
	3,705	2,344	7,460	4,731

INCOME BEFORE INCOME TAXES	6,541	7,856	8,943	11,961
PROVISION FOR INCOME TAXES
Deferred	705	6,641	1,048	8,168
	705	6,641	1,048	8,168
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	5,836	1,215	7,895	3,793
PREFERRED STOCK DIVIDENDS	290	879	581	1,733
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$5,546	$336	$7,314	$2,060

Net income per share basic	$0.31	$0.02	$0.41	$0.12
Net income per share diluted	$0.29	0.02	$0.39	$0.12
Weighted average shares basic	18,002,591	17,919,524	17,968,438	17,897,856
Weighted average shares diluted	20,456,036	17,919,524	20,427,469	17,897,856

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	September 30, 2014	March 31, 2014

ASSETS
CURRENT
Cash and cash equivalents	$3,571	$2,602
Accounts receivable, net	17,391	2,629
Income tax receivable	96	96
Loan to employee	-	250
Prepaid expenses and other current assets	7,994	7,344
Deferred income taxes	121	121
Total current assets	29,173	13,042

PROPERTY AND EQUIPMENT, NET	214,223	215,487
OTHER ASSETS	956	730
DEFERRED DRYDOCK COSTS, NET	8,924	9,321
INTANGIBLE ASSETS, NET	14,847	16,233
GOODWILL	10,193	10,193

Total assets	$278,316	$265,006
LIABILITIES
CURRENT
Bank indebtedness	$8,679	$-
Accounts payable	9,633	11,792
Accrued liabilities	7,466	7,956
Income taxes payable	-	100
Deferred income taxes	34	35
Current portion of deferred payment liability	517	499
Current portion of long-term debt	1,042	787
Total current liabilities	27,371	21,169
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	837	1,100
LONG-TERM DEBT	102,944	104,103
SUBORDINATED DEBT	72,500	72,500
OTHER LIABILITIES	253	253
DEFERRED INCOME TAXES	6,085	5,134

Total liabilities	209,990	204,259

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value, Authorized 50,000,000 shares, Issuable and outstanding 18,010,147 shares	1	1
Additional paid-in capital	90,040	89,486
Accumulated deficit	(33,070)	(40,277)
Accumulated other comprehensive loss	(3,545)	(3,363)

Total stockholders’ equity	68,326	60,747

Total liabilities and stockholders’ equity	$278,316	$265,006

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Non-GAAP Financial Measures/Financial Tables
(U.S. Dollars 000’s except per day statistics)

	FY2015 - Q2

	FY2015 Actual	FY2014 Actual	Increase/(Decrease)		FX Impact (Unfavorable) /Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.918	0.963

Sailing Days	1,351	1,286	65	5.1%

Financial Highlights (US$ '000s)
Freight and related revenue	$46,102	$42,955	$3,147	7.3%	-$1,185	$4,332	10.1%

Total Revenue	$54,270	$50,541	$3,729	7.4%	-$1,460	$5,189	10.3%

Vessel Margin	$20,663	$18,815	$1,848	9.8%	-$530	$2,378	12.6%

General & Admin Expense	$3,299	$3,195	$104	3.3%	-$76	$180	5.6%

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss (gain) on foreign exchange 2	$17,364	$15,620	$1,744	11.2%	-$454	$2,198	14.1%

Per Day Statistics
Freight and related revenue/Day	$34,124	$33,402	$722	2.2%	-$878	$1,600	4.8%

Total Revenue/Day	$40,170	$39,301	$869	2.2%	-$1,081	$1,950	5.0%

Vessel Margin/Day	$15,295	$14,631	$664	4.5%	-$393	$1,057	7.2%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$20,663	$18,815
General & Admin Expense	$3,299	$3,195

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss (gain) on foreign exchange.	$17,364	$15,620
Loss/(gain) on foreign exchange 2	$1,261	-$3
Depreciation, Amortization of Drydock & Intangibles	$5,857	$5,423
Operating Income	$10,246	$10,200

Note:

1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss/(gain) on foreign exchange during the three month period ended September 30, 2014 was primarily a non-cash loss on translation of approximately $34.2 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

Rand Logistics Second Quarter Fiscal 2015 Financial Results
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RAND LOGISTICS, INC.
Non-GAAP Financial Measures/Financial Tables
(U.S. Dollars 000’s except per day statistics)

	FY2015 - Sept 2014 YTD

	FY2015 Actual	FY2014 Actual	Increase/(Decrease)		FX Impact (Unfavorable) /Favorable	Constant Currency Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.918	0.970

Sailing Days	2,489	2,548	(59)	-2.3%

Financial Highlights (US$ '000s)
Freight and related revenue	$82,715	$82,560	$155	0.2%	-$2,424	$2,579	3.1%

Total Revenue	$97,579	$98,942	-$1,363	-1.4%	-$2,983	$1,620	1.6%

Vessel Margin	$34,763	$33,716	$1,047	3.1%	-$935	$1,982	5.9%

General & Admin Expense	$6,199	$6,076	$123	2.0%	-$178	$301	5.0%

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss on foreign exchange 2	$28,564	$27,640	$924	3.3%	-$757	$1,681	6.1%

Per Day Statistics
Freight and related revenue/Day	$33,232	$32,402	$830	2.6%	-$974	$1,804	5.6%

Total Revenue/Day	$39,204	$38,831	$373	1.0%	-$1,198	$1,571	4.0%

Vessel Margin/Day	$13,967	$13,232	$734	5.5%	-$376	$1,110	8.4%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$34,763	$33,716
General & Admin Expense	$6,199	$6,076

Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss on foreign exchange 2	$28,564	$27,640
Loss on foreign exchange	$463	$60
Depreciation, Amortization of Drydock & Intangibles	$11,698	$10,888
Operating Income	$16,403	$16,692

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Our results for the six month period ended September 30, 2014 reflect the effects of the harshest winter experienced on the Great Lakes in approximately thirty years and the resultant late start of the 2014 sailing season. Operating income plus depreciation, amortization of drydock costs, amortization of intangibles and loss on foreign exchange was $3.0 million lower in April 2014 than in April 2013.

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